Exhibit 99.1

Press Release

Contacts:	MEDIA:	ANALYSTS:
	Kevin Heine	Andy Clark
	(212) 635-1569	(212) 635-1803

BNY MELLON REPORTS FOURTH QUARTER CONTINUING EPS OF $0.59 OR $712 MILLION;

NET BENEFIT OF $0.04 DUE TO:

•	Discrete tax benefit and securities gains partially offset by a restructuring charge related to global efficiency initiatives and M&I expenses

ASSET AND WEALTH MANAGEMENT FEES +13% SEQUENTIALLY

•	$14 billion of net long-term asset flows
•	Completed acquisition of Insight Investment Management
•	Improved investment performance

SUCCESSFULLY COMPLETED RESTRUCTURING OF INVESTMENT SECURITIES PORTFOLIO

CAPITAL RATIOS REMAIN STRONG

•	Tier 1 12.0%, Tier 1 Common 10.5%, TCE 5.2%

NEW YORK, Jan. 20, 2010 — The Bank of New York Mellon Corporation (NYSE:BK) today reported fourth quarter income from continuing operations applicable to common shareholders of $712 million, or $0.59 per common share, compared with $50 million, or $0.04 per common share, in the fourth quarter of 2008 and a loss of $2.439 billion, or $2.04 per common share, in the third quarter of 2009.

“We saw excellent growth in asset and wealth management revenues this quarter, which benefited from long-term flows, the contribution from Insight Investment Management, higher equity values and stronger investment performance. However, the persistent low interest rate environment globally increasingly challenged our net interest revenue and fee revenue,” said Robert P. Kelly, chairman and chief executive officer of BNY Mellon.

“In 2009, we completed our merger, raised equity and repaid TARP, successfully completed the restructuring of our investment securities portfolio and ended the year with strong capital ratios. I want to thank all of our employees, as our accomplishments in a very challenging year reflect their excellent work and dedication,” added Mr. Kelly.

The net loss from continuing operations applicable to common shareholders totaled $1.097 billion, or $0.93 per common share, for the full year 2009 compared to net income of $1.398 billion, or $1.21 per common share, for the full year 2008. Net loss applicable to common shareholders, including discontinued operations, for the full-year 2009 totaled $1.367 billion, or $1.16 per common share, compared to net income of $1.386 billion, or $1.20 per common share, for the full-year 2008.

Fourth Quarter Results – Unless otherwise noted, all comments begin with the results of the fourth quarter of 2009 and are compared to the fourth quarter of 2008, all information is reported on a continuing operations basis and sequential growth rates are unannualized. Please refer to the Quarterly Earnings Review for detailed business segment information.

Total revenue

Reconciliation of total revenue				4Q09 vs.
(dollar amounts in millions)	4Q09	3Q09	4Q08	4Q08	3Q09
Fee and other revenue – GAAP	$2,595	$(2,216)	$1,817	N/M	N/M
Less: Investment securities gains (losses)	15	(4,833)	(1,241)	N/M	N/M
Total fee revenue – GAAP	2,580	2,617	3,058	(16)%	(1)%
Net interest revenue – GAAP	724	716	1,047	(31)	1
Total revenue excluding investment securities gains (losses) – Non-GAAP	$3,304	$3,333	$4,105	(20)%	(1)%

N/M – Not meaningful.

•

Assets under custody and administration amounted to $22.3 trillion at Dec. 31, 2009, an increase of 10% compared with the prior year and an increase of 1% sequentially. The year-over-year increase reflects higher market values, and new business wins, while the sequential increase primarily reflects higher market values. Assets under management, excluding securities lending assets, amounted to $1.115 trillion at Dec. 31, 2009. This represents an increase of 20% compared with the prior year, and a 15% sequential increase. Both increases were primarily due to the acquisition of Insight Investment Management (“Insight”) in the fourth quarter of 2009. Net long-term inflows of $14 billion in the fourth quarter of 2009 were more than offset by $22 billion of short-term outflows.

•

Securities servicing fees, excluding securities lending fee revenue, totaled $1.212 billion, a decrease of $54 million year-over-year and an increase of $17 million sequentially. A year-over-year increase in asset servicing revenue was offset by lower clearing and issuer services revenue. Sequentially, higher asset servicing and issuer services revenue were primarily offset by lower clearing revenue. Comparisons to both prior periods were negatively impacted by lower money market distribution fees. Securities lending fee revenue totaled $29 million in the fourth quarter of 2009 compared with $187 million in the prior year period and $43 million sequentially. The year over year and sequential decreases reflect lower spreads and volumes.

•

Asset and wealth management fees totaled $736 million, an increase of 5% compared with the prior year period and 13% sequentially. Both increases reflect the impact of the Insight acquisition, stronger investment performance and improved market values, partially offset by a reduction in money market related fees due to outflows in money market products and higher fee waivers. The sequential increase also reflects positive long-term net inflows of $14 billion. Asset and wealth management fees, excluding performance fees, increased 4% sequentially.

•

Foreign exchange and other trading activities totaled $246 million, a decrease of 52% compared with a record $510 million in the prior year period and unchanged compared with the third quarter of 2009. The decrease year-over-year primarily reflects lower foreign exchange revenue, driven by lower volatility and spreads, as well as a lower valuation of the credit derivatives used to hedge the loan portfolio. The sequential results reflect higher foreign exchange revenue and lower mark to market adjustments on credit default swaps, offset by lower fixed income trading revenue.

•

Investment income totaled $78 million, increasing $33 million year-over-year and decreasing $43 million sequentially. The increase compared with the prior year period reflects higher seed capital and private equity investment revenue, partially offset by lower lease residual gains. The sequential decrease primarily reflects lower lease residual gains.

•	Net interest revenue (FTE) totaled $729 million with a net interest margin of 1.77% compared with $721 million and 1.85%, sequentially.

•	Investment securities pre-tax net gains totaled $15 million compared to pre-tax net losses of $1.241 billion in the fourth quarter of 2008 and $4.833 billion in the third quarter of 2009.

The provision for credit losses decreased to $65 million in the fourth quarter of 2009 compared with $147 million in the third quarter of 2009. The decrease in the provision reflects a lower number of downgrades in the fourth quarter of 2009. During the fourth quarter of 2009, the total allowance for credit losses increased $32 million and net charge-offs totaled $33 million.

Total noninterest expense

Reconciliation of noninterest expense				4Q09 vs.
(dollar amounts in millions)	4Q09	3Q09	4Q08	4Q08	3Q09
Noninterest expense – GAAP	$2,582	$2,318	$2,859	(10)%	11%
Restructuring charges (See page 10)	139	(5)	181	N/M	N/M
Support agreement charges	(5)	13	163	N/M	N/M
M&I expenses	52	54	97	(46)	(4)
Amortization of intangible assets	107	104	113	(5)	3
Total noninterest expense, excluding restructuring charges, support agreement charges, M&I expenses and intangible amortization – Non-GAAP	$2,289	$2,152	$2,305	(1)%	6%

N/M – Not meaningful.

•

Total noninterest expense (excluding restructuring charges, support agreement charges, M&I expenses and intangible amortization) decreased 1% compared with the prior year period and increased 6% sequentially. The decrease compared with the prior year reflects the impact of merger related synergies and the workforce reduction program announced in the fourth quarter of 2008, primarily offset by expenses relating to the Insight acquisition. The sequential increase principally reflects a seasonal increase in business development expense, the Insight acquisition, employee benefit adjustments, and higher legal and FDIC expenses.

Results for the fourth quarter of 2009 include a net income tax benefit of $41 million which consists primarily of a $51 million benefit from a higher proportion of foreign earnings, as well as a $133 million benefit from discrete tax items primarily related to a tax loss on mortgages. Excluding the impact of the restructuring charges, M&I expenses, securities gains and the discrete tax benefit, the effective tax rate was approximately 22% (Non-GAAP) in the fourth quarter of 2009.

The unrealized net of tax losses on our investment securities portfolio was $783 million at Dec. 31, 2009 compared with a net of tax unrealized loss of $1.0 billion at Sept. 30, 2009.

Capital ratios (a)	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008
Tier 1 capital ratio	12.0%	11.4%	13.2%
Tier 1 common equity to risk-weighted assets ratio (b)	10.5	9.9	9.4
Total (Tier 1 plus Tier 2) capital ratio	15.9	15.3	16.9
Leverage capital ratio	6.5	6.5	6.9
Common shareholders’ equity to assets ratio (b)	13.7	13.3	10.6
Tangible common shareholders’ equity to tangible assets ratio – Non-GAAP (b)	5.2	5.2	3.8
(a)	Includes discontinued operations.
(b)	See the Supplemental information section beginning on page 10 for a calculation of these ratios.

Nonperforming assets totaled $550 million, a decrease of $10 million compared with Sept. 30, 2009.

Declaration of quarterly dividend – On Jan. 20, 2010, The Bank of New York Mellon Corporation declared a quarterly common stock dividend of $0.09 per common share. This cash dividend is payable on Feb. 9, 2010 to shareholders of record as of the close of business on Feb. 1, 2010.

BNY Mellon is the corporate brand of The Bank of New York Mellon Corporation. BNY Mellon is a global financial services company focused on helping clients manage and service their financial assets, operating in 34 countries and serving more than 100 markets. BNY Mellon is a leading provider of financial services for institutions, corporations and high-net-worth individuals, providing superior asset management and wealth management, asset servicing, issuer services, clearing services and treasury services through a worldwide client-focused team. It has $22.3 trillion in assets under custody and administration, $1.1 trillion in assets under management, services $12.0 trillion in outstanding debt and processes global payments averaging $1.6 trillion per day. Additional information is available at www.bnymellon.com.

Supplemental Financial Information

The Quarterly Earnings Review and supplemental financial trends for The Bank of New York Mellon Corporation have been updated through Dec. 31, 2009 and are available at www.bnymellon.com (Investor Relations—Financial Reports).

Conference Call Data

Robert P. Kelly, chairman and chief executive officer; Gerald L. Hassell, president; and Thomas P. Gibbons, chief financial officer, along with other members of executive management from BNY Mellon, will host a conference call and simultaneous live audio webcast at 8:00 a.m. EST on Wednesday, Jan. 20, 2010. This conference call and audio webcast will include forward-looking statements and may include other material information. Persons wishing to access the conference call and audio webcast may do so by dialing (888) 677-5383 (U.S.) and (210) 838-9221 (International) Passcode: Earnings, or by logging on to www.bnymellon.com. The Earnings Release, together with the Quarterly Earnings Review and supplemental financial trends, will be available at www.bnymellon.com beginning at approximately 6:30 a.m. EST on Jan. 20, 2010. Replays of the conference call and audio webcast will be available beginning Jan. 20, 2010 at approximately 2:00 p.m. EST through Wednesday, Feb. 3, 2010 by dialing (800) 664-4219 (U.S.) or (203) 369-3307 (International). The archived version of the conference call and audio webcast will also be available at www.bnymellon.com for the same time period.

THE BANK OF NEW YORK MELLON CORPORATION

Financial Highlights

	Quarter ended				Year ended
(dollar amounts in millions, except per common share amounts and unless otherwise noted)	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008		Dec. 31, 2009	Dec. 31, 2008
Continuing operations
Return on common equity (annualized)(a)	9.8%	N/M	0.8	% (b)	N/M	5.0	% (b)
Non-GAAP adjusted (a)	10.1%	10.0%	16.8	% (b)	9.3%	14.2	% (b)
Return on tangible common equity (annualized) – Non-GAAP (a)	33.0%	N/M	6.5	% (b)	N/M	20.5	% (b)
Non-GAAP adjusted (a)	31.0%	31.8%	61.3	% (b)	32.2%	48.7	% (b)
Fee and other revenue as a percent of total revenue (a)	78%	N/M	63%		62%	79%
Non-GAAP adjusted (a)	78%	79%	74%		78%	79%
Annualized fee revenue per employee (based on average headcount) (in thousands)	$243	$248	$285		$242	$290
Percent of non-U.S. fee and net interest revenue	36%	31%	31%		32%	33	% (c)
Pre-tax operating margin (a)	20%	N/M	(2)%		N/M	14%
Non-GAAP adjusted (a)	29%	32%	43%		31%	39%
Net interest margin (FTE) (d)	1.77%	1.85%	2.32%		1.82%	1.89	% (c)

Selected average balances
Interest-earning assets (e)	$164,075	$155,159	$181,639		$160,955	$152,201
Total assets	$214,205	$205,786	$243,962		$212,127	$209,955
Interest-bearing deposits (e)	$98,404	$93,632	$95,726		$98,206	$91,913
Noninterest-bearing deposits (e)	$34,991	$34,920	$51,729		$36,446	$33,724
Total shareholders’ equity	$28,843	$28,144	$28,771		$28,476	$28,704

Average common shares and equivalents outstanding (in thousands):
Basic	1,200,359	1,197,414	1,144,839		1,178,907	1,142,239
Diluted (f)	1,203,469	1,197,414	1,146,127		1,178,907	1,148,358

Period-end data
Assets under custody and administration (in trillions)	$22.3	$22.1	$20.2		$22.3	$20.2
Cross-border assets (in trillions)	$8.8	$8.6	$7.5		$8.8	$7.5
Market value of securities on loan (in billions) (g)	$247	$299	$326		$247	$326
Assets under management (in billions)	$1,115	$966	$928		$1,115	$928

Employees	42,200	42,000	42,500		42,200	42,500

Book value per common share – GAAP(a)	$23.99	$23.50	$22.00		$23.99	$22.00
Tangible book value per common share – Non-GAAP (a)	$7.90	$7.54	$5.18		$7.90	$5.18
Dividends per common share	$0.09	$0.09	$0.24		$0.51	$0.96
Closing common stock price per common share	$27.97	$28.99	$28.33		$27.97	$28.33
Market capitalization	$33,783	$34,911	$32,536		$33,783	$32,536
(a)	See Supplemental information beginning on page 10 for a calculation of these ratios.
(b)	Calculated before extraordinary loss.
(c)	Excluding the SILO/LILO charges, the percentage of non-U.S. fee and net interest revenue was 32% and the net interest margin was 2.21% for the full year of 2008.
(d)	Prior periods calculated on a continuing operations basis, even though the balance sheet, in accordance with GAAP, is not restated for discontinued operations.
(e)	Excludes the impact of discontinued operations.
(f)	Diluted earnings per share for the three months ended Sept. 30, 2009 and year ended Dec. 31, 2009 was calculated using average basic shares. Adding back the dilutive shares would result in anti-dilution.
(g)	Represents the securities on loan, both cash and non-cash, managed by the Asset Servicing segment.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement

	Quarter ended			Year ended
(in millions, except per common share amounts)	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
Fee and other revenue
Securities servicing fees:
Asset servicing	$650	$643	$786 (a)	$2,573	$3,370	(a)
Issuer services	368	359	388	1,463	1,685
Clearing services	223	236	279	962	1,065
Total securities servicing fees	1,241	1,238	1,453	4,998	6,120
Asset and wealth management fees	736	650	701	2,639	3,218
Foreign exchange and other trading activities	246	246	510	1,036	1,462
Treasury services	134	128	132	519	514
Distribution and servicing	85	94	106	397	421
Financing-related fees	57	56	44	215	186
Investment income	78	121	45	226	207
Other	3	84	67	111	214
Total fee revenue	2,580	2,617	3,058	10,141	12,342
Net securities gains (losses)	15	(4,833)	(1,241)	(5,369)	(1,628)
Total fee and other revenue	2,595	(2,216)	1,817	4,772	10,714
Net interest revenue
Interest revenue	854	829	1,525	3,507	5,524
Interest expense	130	113	478	592	2,665
Net interest revenue	724	716	1,047	2,915	2,859
Provision for credit losses	65	147	54	332	104
Net interest revenue after provision for credit losses	659	569	993	2,583	2,755
Noninterest expense
Staff	1,221	1,157	1,180 (a)	4,700	5,189	(a)
Professional, legal and other purchased services	278	265	273 (a)	1,017	1,021	(a)
Net occupancy	141	142	141	564	570
Distribution and servicing	109	104	123	426	517
Software	98	95	86	367	331
Sub-custodian and clearing	83	80	84 (a)	320	335	(a)
Furniture and equipment	80	76	86	309	323
Business development	76	45	76	214	278
Other	198	201	419	837	1,822
Subtotal	2,284	2,165	2,468	8,754	10,386
Amortization of intangible assets	107	104	113	426	473
Restructuring charges	139	(5)	181	150	181
Merger and integration expenses:
The Bank of New York Mellon Corporation	52	54	97	233	471
Acquired Corporate Trust Business	–	–	–	–	12
Total noninterest expense	2,582	2,318	2,859	9,563	11,523
Income
Income (loss) from continuing operations before income taxes	672	(3,965)	(49)	(2,208)	1,946
Provision (benefit) for income taxes	(41)	(1,527)	(137)	(1,395)	491
Income (loss) from continuing operations	713	(2,438)	88	(813)	1,455
Discontinued operations:
Income (loss) from discontinued operations	(183)	(29)	7	(421)	28
Provision (benefit) for income taxes	(64)	(10)	3	(151)	14
Income (loss) from discontinued operations, net of tax	(119)	(19)	4	(270)	14
Extraordinary (loss) on consolidation of commercial paper conduits, net of tax	–	–	(26)	–	(26)
Net income (loss)	594	(2,457)	66	(1,083)	1,443
Net (income) loss attributable to noncontrolling interests, net of tax	(1)	(1)	(5)	(1)	(24)
Redemption charge and preferred dividends	–	–	(33)	(283)	(33)
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$593	$(2,458)	$28	$(1,367)	$1,386
(a)	See page 10 for an explanation of prior period income statement adjustments.

THE BANK OF NEW YORK MELLON CORPORATION

Condensed Consolidated Income Statement – continued

	Quarter ended				Year ended
(in millions, except per common share amounts)	Dec. 31, 2009	Sept. 30, 2009		Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
Earnings per share applicable to the common shareholders of The Bank of New York Mellon Corporation:
Basic:
Income (loss) from continuing operations	$0.59	$(2.04)		$0.04	$(0.93)	$1.21
Income (loss) from discontinued operations, net of tax	(0.10)	(0.02)		–	(0.23)	0.01
Extraordinary (loss), net of tax	–	–		(0.02)	–	(0.02)
Net income (loss) applicable to common stock	$0.49	$(2.05	)(a)	$0.02	$(1.16)	$1.20
Diluted: (b)
Income (loss) from continuing operations	$0.59	$(2.04)		$0.04	$(0.93)	$1.21
Income (loss) from discontinued operations, net of tax	(0.10)	(0.02)		–	(0.23)	0.01
Extraordinary (loss), net of tax	–	–		(0.02)	–	(0.02)
Net income (loss) applicable to common stock	$0.49	$(2.05	)(a)	$0.02	$(1.16)	$1.20
(a)	Does not foot due to rounding.
(b)	Diluted earnings per share for the three months ended Sept. 30, 2009 and the full-year ended Dec. 31, 2009, was calculated using average basic shares. Adding back the dilutive shares would result in anti-dilution.

Reconciliation of net income (loss) from continuing operations applicable to the common shareholders of The Bank of New York Mellon Corporation	Quarter ended			Year ended
(in millions)	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008	Dec. 31, 2009	Dec. 31, 2008
Income (loss) from continuing operations	$713	$(2,438)	$88	$(813)	$1,455
Net (income) loss attributable to noncontrolling interests, net of tax	(1)	(1)	(5)	(1)	(24)
Redemption charge and preferred dividends	–	–	(33)	(283)	(33)
Income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation, net of tax	712	(2,439)	50	(1,097)	1,398
Income (loss) from discontinued operations, net of tax	(119)	(19)	4	(270)	14
Extraordinary (loss), net of tax	–	–	(26)	–	(26)
Net income (loss) applicable to the common shareholders of The Bank of New York Mellon Corporation	$593	$(2,458)	$28	$(1,367)	$1,386

THE BANK OF NEW YORK MELLON CORPORATION

Consolidated Balance Sheet

(dollar amounts in millions, except per share amounts)	Dec. 31, 2009	Dec. 31, 2008
Assets
Cash and due from:
Banks	$3,671	$4,881
Federal Reserve and other central banks (includes $7,362 and $53,270 of interest-bearing deposits)	7,423	53,278
Other short-term investments – U.S. government-backed commercial paper, at fair value	–	5,629
Interest-bearing deposits with banks	56,302	39,126
Federal funds sold and securities purchased under resale agreements	3,535	2,000
Securities:
Held-to-maturity (fair value of $4,240 and $6,333)	4,417	7,371
Available-for-sale	51,632	32,064
Total securities	56,049	39,435
Trading assets	6,001	11,102
Loans	36,689	43,394
Allowance for loan losses	(503)	(415)
Net loans	36,186	42,979
Premises and equipment	1,602	1,686
Accrued interest receivable	639	619
Goodwill	16,249	15,898
Intangible assets	5,588	5,856
Other assets	16,737	15,023
Assets of discontinued operations	2,242	–
Total assets	$212,224	$237,512

Liabilities
Deposits:
Noninterest-bearing (principally domestic offices)	$33,477	$55,816
Interest-bearing deposits in domestic offices	32,944	32,386
Interest-bearing deposits in foreign offices	68,629	71,471
Total deposits	135,050	159,673
Borrowing from Federal Reserve related to asset-backed commercial paper, at fair value	–	5,591
Federal funds purchased and securities sold under repurchase agreements	3,348	1,372
Trading liabilities	6,396	8,085
Payables to customers and broker-dealers	10,721	9,274
Commercial paper	12	138
Other borrowed funds	477	755
Accrued taxes and other expenses	4,484	4,052
Other liabilities (including allowance for lending related commitments of $125 and $114)	3,891	4,618
Long-term debt	17,234	15,865
Liabilities of discontinued operations	1,608	–
Total liabilities	183,221	209,423
Equity
Preferred stock – par value $0.01 per share; authorized 100,000,000 shares; issued – shares and 3,000,000 shares	–	2,786
Common stock-par value $0.01 per common share; authorized 3,500,000,000 common shares; issued 1,208,861,641 and 1,148,507,561 common shares	12	11
Additional paid-in capital	21,917	20,432
Retained earnings	8,912	10,250
Accumulated other comprehensive loss, net of tax	(1,835)	(5,426)
Less: Treasury stock of 1,026,927 and 40,262 common shares, at cost	(29)	(3)
Total The Bank of New York Mellon Corporation shareholders’ equity	28,977	28,050
Noncontrolling interest	26	39
Total equity	29,003	28,089
Total liabilities and equity	$212,224	$237,512

Investment Securities Portfolio

At Dec. 31, 2009, the fair value of our investment securities portfolio totaled $55.9 billion. The unrealized pre-tax loss on our securities portfolio was $1.2 billion at Dec. 31, 2009 compared with $1.4 billion at Sept. 30, 2009 and $7.6 billion at Dec. 31, 2008.

In the fourth quarter of 2009, we securitized $5.0 billion, fair value, of our investment securities portfolio into a Grantor Trust. The Grantor Trust contains Alt-A, prime and subprime RMBS which were previously written down to fair value as part of the 3Q09 restructuring of the investment securities portfolio. As a result of this transaction, we received $771 million in cash for a Class A senior tranche that was sold to third parties and retained Class B certificates with a fair value of $4.2 billion, which is included in the tables below. The transaction resulted in a $39 million net loss in the fourth quarter of 2009, which was offset by $54 million of net gains on the sale of $3.6 billion of investment securities. The following table presents the fourth quarter 2009 activity related to restructuring and reducing risk in the investment securities portfolio.

Investment securities portfolio rollforward of 4Q09 activity
					4Q09 Sales
(dollar amounts in millions)	Amortized cost at 9/30/09	Paydowns/ accretion/ other	4Q09 purchases	Restructuring	Proceeds from sales	Gain/ (loss)	Amortized cost at 12/31/09
Watch list:
European floating rate notes	$7,092	$(178)	$–	$–	$(767)	$35	$6,182
Commercial MBS	2,685	(14)	–	–	(272)	–	2,399
Prime RMBS	4,324	(240)	–	(2,069)	(86)	3	1,932
Alt-A RMBS	4,619	(158)	–	(2,603)	(949)	(17)	892
Subprime RMBS	1,158	(20)	–	(128)	(222)	–	788
Credit cards	649	(3)	–	–	(22)	2	626
Home equity lines of credit	226	(13)	–	–	(264)	51	–
Other	526	(8)	–	–	(27)	(15)	476
Total Watch list (a)	21,279	(634)	–	(4,800)	(2,609)	59	13,295
Grantor Trust Class B Certificates	–	23	–	4,969	(771)	(39)	4,182
Agency RMBS	16,560	(866)	3,084	–	–	–	18,778
Sovereign debt/sovereign guaranteed	6,590	(148)	2,259	–	–	–	8,701
U.S. Treasury securities	5,052	(161)	1,463	–	–	–	6,354
FDIC-insured debt	1,962	1	–	–	–	–	1,963
Government agency debt	1,241	(6)	–	–	–	–	1,235
Other	2,850	(74)	39	–	(265)	(5)	2,545
Total investment securities	$55,534	$(1,865)	$6,845	$169	$(3,645)	$15	$57,053

Investment securities portfolio Dec. 31, 2009
					Ratings
(dollar amounts in millions)	Amortized cost	Fair value	Fair value as a % of amortized cost (b)	Unrealized gain/(loss)	AAA/ AA-	A+/ A-	BBB+/ BBB-	BB+ and lower	Not rated
Watch list:
European floating rate notes	$6,182	$5,503	88%	$(679)	97%	3%	–%	–%	–%
Commercial MBS	2,399	2,302	96	(97)	93	4	3	–	–
Prime RMBS	1,932	1,684	86	(248)	60	23	5	12	–
Alt-A RMBS	892	779	67	(113)	27	15	1	57
Subprime RMBS	788	470	60	(318)	75	14	5	6	–
Credit cards	626	610	95	(16)	1	98	1	–	–
Other	476	465	56	(11)	–	–	16	76	8
Total Watch list (a)	13,295	11,813	84	(1,482)	77	12	2	9
Grantor Trust Class B Certificates	4,182	4,160	60	(22)	–	–	–	–	100
Agency RMBS	18,778	19,016	99	238	100	–	–	–	–
Sovereign debt/sovereign guaranteed	8,701	8,709	100	8	100	–	–	–	–
U.S. Treasury securities	6,354	6,374	100	20	100	–	–	–	–
FDIC-insured debt	1,963	2,003	98	40	100	–	–	–	–
Government agency debt	1,235	1,260	98	25	100	–	–	–	–
Other	2,545	2,537	100	(8)	69	11	7	1	12
Total investment securities	$57,053	$55,872	92%	$(1,181)	86%	3%	1%	2%	8%
(a)	The “Watch list” includes those securities we view as having a higher risk of impairment charges.
(b)	Amortized cost before impairments.

Restructuring charge

As part of an ongoing effort to improve efficiency and develop a global operating model that provides the highest quality of service to our clients, BNY Mellon continues to execute its global location strategy. This strategy includes migrating positions to our global growth centers and the elimination of certain positions.

In December 2009, we recorded a pre-tax restructuring charge of $139 million, or $0.07 per common share. This charge was comprised of $102 million for severance costs and $37 million for asset write-offs and other costs. The restructuring charge is recorded as a separate line on the income statement.

Discontinued operations

In the second quarter of 2009, we adopted discontinued operations accounting for Mellon United National Bank located in Florida. It was determined that this business no longer fit our strategic focus on our asset management and securities servicing businesses. In July 2009, we signed a definitive agreement to sell Mellon United National Bank. The transaction was completed on Jan. 15, 2010. This business was formerly included in the Other segment. In the fourth quarter of 2009, we recorded an after-tax loss on discontinued operations of $119 million largely related to additional write-downs primarily for retained South Florida real estate loans. The value of these loans, which are carried at the lower of cost or market, was $383 million (face value of $635 million) at Dec. 31, 2009. The after-tax loss of $270 million for the full-year of 2009 primarily reflects the loan write-downs and the elimination of $82 million of goodwill recorded in the second quarter of 2009.

Consolidated net income applicable to common shareholders, including discontinued operations

Net income applicable to common shareholders, including discontinued operations, totaled $593 million, or $0.49 per common share, in the fourth quarter of 2009, compared with $28 million, or $0.02 per common share, in the fourth quarter of 2008 and a net loss of $2.458 billion, or $2.05 per common share, in the third quarter of 2009.

Income statement adjustments

The following reclassifications were made to the income statement in the second quarter 2009.

•

Global sub-custodian out-of-pocket expense related to client reimbursements was reclassified from sub-custodian expense to asset servicing revenue. This reclassification totaled $4 million in the fourth quarter of 2008 and $22 million in the full-year of 2008.

•

Certain temporary/consulting expenses were reclassified from professional, legal and other purchased services to staff expense. This reclassification totaled $33 million in the fourth quarter of 2008 and $100 million in the full-year of 2008.

Supplemental information – Explanation of Non-GAAP financial measures

BNY Mellon has included in this release certain Non-GAAP financial measures based upon tangible common shareholders’ equity. BNY Mellon believes that the ratio of tangible common shareholders’ equity to tangible assets is a measure of capital strength that adds additional useful information to investors supplementing the Tier 1 capital ratio which is utilized by regulatory authorities. Unlike the Tier 1 ratio, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. This ratio is also informative to investors in BNY Mellon’s common stock because, unlike the Tier 1 capital ratio, it excludes preferred stock and trust preferred securities issued by BNY Mellon. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income.

BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented revenue and earnings measures which exclude the effect of investment securities gains (losses) and SILO/LILO charge; expense measures which exclude restructuring charges, an FDIC special assessment, support agreement charges, asset-based taxes, M&I expenses and intangible amortization expenses; and measures which utilize net income excluding tax items such as the benefit of tax settlements and discrete tax benefits related to a tax loss on mortgages. Return on equity measures and operating margin measures which exclude some or all of these items are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period to period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items in general relate to situations where accounting rules require certain ongoing charges as a result of prior transactions, or where valuation or other accounting/regulatory requirements require charges unrelated to operational initiatives. M&I expenses relates to our Corporate Trust acquisition in 2006 and to the merger with Mellon Financial Corporation in 2007. M&I expenses generally continue for approximately three years after the transaction, and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased, typically after approximately three years. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. With regards to the exclusion of investment securities gains (losses), BNY Mellon’s primary businesses are Asset and Wealth Management and Institutional Services. The management of these sectors is evaluated on the basis of the ability of these businesses to generate fee and net interest revenue and to control expenses, and not on the results of BNY Mellon’s investment securities portfolio. Management of the investment securities portfolio is a shared service contained in the Other segment. The primary objective of the investment securities portfolio is to generate net interest revenue from the liquidity generated by BNY Mellon’s processing businesses. BNY Mellon does not generally originate or trade the securities in the investment securities portfolio. As a result, BNY Mellon believes that presenting measures that exclude investment securities gains (losses) from its results, as a supplement to GAAP information, gives investors a clearer picture of the results of its primary businesses. The SILO/LILO charges relate to a one-time settlement with the IRS of tax structured lease transactions in 2008. Restructuring charges relate to migrating positions to global growth centers and the elimination of certain positions. In this Earnings Release, certain amounts are presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business segment basis.

Reconciliation of net income (loss) and EPS – GAAP to Non-GAAP
	4Q09
(in millions, except per common share amounts)	Net income	EPS(a)
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$593	N/A
Earnings allocated to participating securities (a)	(5)	N/A
Net income applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP – Diluted EPS basis	588	$0.49
Less: Discontinued operations (loss)	(119)	(0.10)
Continuing operations – GAAP – Diluted EPS basis	707	0.59
Net investment securities (gains)	(31)	(0.03)
M&I expenses	33	0.03
Restructuring charges	86	0.07
Discrete tax benefits	(133)	(0.11)
Net income from continuing operations applicable to common shareholders excluding the investment securities (gains), M&I expenses, restructuring charges and discrete tax benefits – Non-GAAP	662	0.55
Intangible amortization	66	0.06
Net income (loss) from continuing operations applicable to common shareholders excluding the investment securities (gains), M&I expenses, restructuring charges, discrete tax benefits and intangible amortization – Non-GAAP	$728	$0.60 (b)
(a)	Diluted earnings per share under the two-class method was calculated after deducting earnings allocated to participating securities.
(b)	Does not foot due to rounding.
N/A	– Not applicable.

Securities servicing fees
(in millions)	4Q09	3Q09	4Q08
Securities servicing fees	$1,241	$1,238	$1,453
Less: Securities lending fee revenue	29	43	187
Securities servicing fees excluding securities lending fee revenue	$1,212	$1,195	$1,266

Asset and wealth management fee revenue				4Q09 vs.
(dollars in millions)	4Q09	3Q09	4Q08	4Q08	3Q09
Asset and wealth management fee revenue	$736	$650	$701	5%	13%
Less: Performance fees	59	1	44	34	N/M
Asset and wealth management fee revenue excluding performance fees	$677	$649	$657	3%	4%

Reconciliation of fee and other revenue as a percent of total revenue
(dollars in millions)	4Q09	3Q09	4Q08	2009	2008
Fee and other revenue – GAAP	$2,595	$(2,216)	$1,817	$4,772	$10,714
Less: Investment securities gains (losses)	15	(4,833)	(1,241)	(5,369)	(1,628)
Fee and other revenue excluding investment securities gains (losses) – Non-GAAP	2,580	2,617	3,058	10,141	12,342

Net interest revenue – GAAP	724	716	1,047	2,915	2,859
Less: SILO/LILO charges	–	–	–	–	(489)
Net interest revenue excluding SILO/LILO charges – Non-GAAP	724	716	1,047	2,915	3,348
Total revenue – GAAP	$3,319	$(1,500)	$2,864	$7,687	$13,573
Total revenue excluding investment securities gains (losses) and SILO/LILO charges – Non-GAAP	$3,304	$3,333	$4,105	$13,056	$15,690

Fee and other revenue as a percentage of total revenue	78%	N/M	63%	62%	79%
Fee and other revenue as a percentage of total revenue excluding investment securities gains (losses) and SILO/LILO charges – Non-GAAP	78%	79%	74%	78%	79%
N/M	– Not meaningful.

Reconciliation of income (loss) from continuing operations before income taxes – pre-tax operating margin
(dollars in millions)	4Q09	3Q09	4Q08	2009	2008
Income (loss) from continuing operations before income taxes – GAAP	$672	$(3,965)	$(49)	$(2,208)	$1,946
Investment securities (gains) losses	(15)	4,833	1,241	5,369	1,628
SILO/LILO charges	–	–	–	–	489
Support agreement charges	(5)	13	163	(15)	894
Asset-based taxes	–	20	–	20	–
FDIC special assessment	–	–	–	61	–
M&I expenses	52	54	97	233	483
Restructuring charges	139	(5)	181	150	181
Intangible amortization	107	104	113	426	473
Income (loss) from continuing operations before income taxes excluding investment securities (gains) losses, SILO/LILO charges, support agreement charges, asset-based taxes, FDIC special assessment, M&I expenses, restructuring charges and intangible amortization – Non-GAAP	$950	$1,054	$1,746	$4,036	$6,094

Fee and other revenue – GAAP	$2,595	$(2,216)	$1,817	$4,772	$10,714
Net interest revenue – GAAP	724	716	1,047	2,915	2,859
Total revenue – GAAP	3,319	(1,500)	2,864	7,687	13,573
Add: Investment securities (gains) losses	(15)	4,833	1,241	5,369	1,628
SILO/LILO charges	–	–	–	–	489
Total revenue excluding investment securities (gains) losses and
SILO/LILO charges – Non-GAAP	$3,304	$3,333	$4,105	$13,056	$15,690

Pre-tax operating margin (a)	20%	N/M	(2)%	N/M	14%
Pre-tax operating margin excluding investment securities (gains) losses, SILO/LILO charges, support agreement charges, asset-based taxes, FDIC special assessment, M&I expenses, restructuring charges and intangible amortization – Non-GAAP (a)	29%	32%	43%	31%	39%

(a)	Income (loss) before taxes divided by total revenue.
N/M	– Not meaningful.

Return on common equity and tangible common equity – continuing operations
(dollars in millions)	4Q09	3Q09	4Q08		2009	2008
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$593	$(2,458)	$28		$(1,367)	$1,386
Less: Discontinued operations income (loss), net of tax	(119)	(19)	4		(270)	14
Extraordinary (loss), net of tax	–	–	(26)		–	(26)
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation	712	(2,439)	50		(1,097)	1,398
Intangible amortization	66	65	70		265	292
Net income (loss) from continuing operations applicable to common shareholders of The Bank of New York Mellon Corporation excluding intangible amortization – Non-GAAP	778	(2,374)	120		(832)	1,690
Investment securities (gains) losses	(31)	3,047	752		3,374	983
SILO/LILO/tax settlements	–	–	–		–	410
Support agreement charges	(3)	8	97		(9)	533
FDIC special assessment	–	–	–		36	–
M&I expenses	33	34	58		144	288
Restructuring charges	86	(3)	107		94	107
Discrete tax benefits and the benefit of tax settlements	(133)	–	–		(267)	–
Net income (loss) from continuing operations excluding investment securities (gains) losses, SILO/LILO/tax settlements, support agreement charges, FDIC special assessment, M&I expenses, restructuring charges, discrete tax benefits and the benefit of tax settlements and intangible amortization – Non-GAAP	$730	$712	$1,134		$2,540	$4,011

Average common shareholders’ equity	$28,843	$28,144	$26,812		$27,198	$28,212
Less: Average goodwill	16,291	16,048	16,121		16,042	16,525
Average intangible assets	5,587	5,608	5,763		5,654	5,896
Add: Deferred tax liability – tax deductible goodwill	720	666	599		720	599
Deferred tax liability – non-tax deductible intangible assets	1,680	1,717	1,841		1,680	1,841
Average tangible common shareholders’ equity – Non-GAAP	$9,365	$8,871	$7,368		$7,902	$8,231

Return on common equity – GAAP (a)	9.8%	N/M	0.8	%(b)	N/M	5.0	(b)
Return on common equity excluding investment securities (gains) losses, SILO/LILO/tax settlements, support agreement charges, FDIC special assessment, M&I expenses, restructuring charges, discrete tax benefits and the benefit of tax settlements and intangible amortization – Non-GAAP (a)	10.1%	10.0%	16.8	%(b)	9.3%	14.2	%(b)

Return on tangible common equity – Non-GAAP (a)	33.0%	N/M	6.5	%(b)	N/M	20.5	%(b)
Return on tangible common equity excluding investment securities (gains) losses, SILO/LILO/tax settlements, support agreement charges, FDIC special assessment, M&I expenses, restructuring charges and discrete tax benefits and the benefit of tax settlements – Non-GAAP (a)	31.0%	31.8%	61.3	%(b)	32.2%	48.7	(b)
(a)	Annualized.
(b)	Calculated before extraordinary loss.
N/M	– Not meaningful.

Equity to assets and book value per common share (dollars in millions, unless otherwise noted)	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008
Common shareholders’ equity at period end – GAAP	$28,977	$28,295	$25,264
Less: Goodwill	16,249	16,022	15,898
Intangible assets	5,588	5,574	5,856
Add: Deferred tax liability – tax deductible goodwill	720	666	599
Deferred tax liability – non-tax deductible intangible assets	1,680	1,717	1,841
Tangible common shareholders’ equity at period end – Non-GAAP	$9,540	$9,082	$5,950

Total assets at period end – GAAP	$212,224	$212,007	$237,512
Less: Goodwill	16,249	16,022	15,898
Intangible assets	5,588	5,574	5,856
Cash on deposit with the Federal Reserve and other central banks (a)	7,375	15,003	53,278
U.S. government-backed commercial paper	–	–	5,629
Tangible total assets at period end – Non-GAAP	$183,012	$175,408	$156,851

Common shareholders’ equity to assets – GAAP	13.7%	13.3%	10.6%
Tangible common shareholders’ equity to tangible assets – Non-GAAP	5.2%	5.2%	3.8%

Period end common shares outstanding (in thousands)	1,207,835	1,204,244	1,148,467

Book value per common share	$23.99	$23.50	$22.00
Tangible book value per common share – Non-GAAP	$7.90	$7.54	$5.18
(a)	Assigned a zero percent risk weighting by the regulators.

Calculation of Tier 1 common equity to risk-weighted assets ratio (a) (dollars in millions)	Dec. 31, 2009	Sept. 30, 2009	Dec. 31, 2008
Total Tier 1 capital	$12,853	$12,543	$15,402
Less: Trust preferred securities	1,686	1,682	1,654
Series B preferred stock	–	–	2,786
Total Tier 1 common equity	$11,167	$10,861	$10,962

Total risk-weighted assets	$106,805	$110,135	$116,713

Tier 1 common equity to risk-weighted assets ratio	10.5%	9.9%	9.4%
(a)	On a regulatory basis.

Cautionary Statement

The information presented in this Earnings Release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, relate to, among other things, expectations with respect to BNY Mellon’s global location strategy. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this earnings release, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2008, the Form 10-Q for the quarter ended March 31, 2009 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this earnings release speak only as of Jan. 20, 2010 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.